CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.1181 and Amendment No.1183 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated September 29, 2025, on the financial statements and financial highlights of the O’Shaughnessy Market Leaders Value Fund, a series of Advisors Series Trust, appearing in Form N-CSR for the year ended July 31, 2025, which are also incorporated by reference into the Registration Statement.

                            /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
November 24, 2025